UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 30, 2020

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

215 North Jefferson, Box 591, Ossian, Indiana	46777
(Address of principal executive offices)	(Zip Code)

(260) 490-9990
(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 25, 2019, Renavotio Infratech Inc.,(“RII” or “Buyer”) was wholly acquired by Success Entertainment Group International, Inc. RII, a Delaware corporation, and Utility Management Corporation (“UMC”), a Delaware corporation, recently entered into a Letter of Intent (“LOI”) to acquire UMC with its two (2) key subsidiaries, Utility Management and Construction (“UMCCO”) and Cross-Bo Construction, LLC ( the three (3) entities collectively known as “the Company”) based in Ochelata, Oklahoma in a cash and stock transaction. UMC is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, related industries. UMCCO was founded in 1962, and is a leader in small community, with operations providing engineering and water-systems management to small communities across the nation. Cross-Bo Construction is a full-service utility and excavation company specializing in water, sewer, Telcom, 5G design and installation.

Under the terms of the LOI, the Buyer shall acquire 100% of the Equity Interests of the Company for an aggregate purchase price of Four Million Five Hundred Thousand US Dollars, ($4,500,000.00), subject to adjustment based on Buyer’s due diligence review, any third party valuation reports of the Company that Buyer may obtain and any adjustment terms set forth in the Definitive Agreement (the “Purchase Price”), with the intent to operate the Company as a wholly-owned subsidiary of Buyer. The Purchase Price shall be paid as follows (subject to adjustment): (i) the assumption or pay-off of Two Million Nine Hundred Thousand US Dollars ($2,900,000.00), with a minimum payment of $300,000.00 in cash by June 15, 2020, (“Cash Consideration”); and (ii) One Million Six Hundred Thousand US Dollars, ($1,600,000.00) worth of Success Entertainment Group International, Inc., (“OTC:SEGN”) common stock, calculated at the closing price the day of the close. (“Stock Consideration”). Unless determined by legal opinion, the stock consideration will be issued as restricted shares as governed by and in accordance to Rule 144.

The Cash Consideration payable shall be reduced by (i) the amount necessary to pay off all of the transaction expenses and any transaction bonuses of the Company, and (ii) the amount that shall be deposited with a mutually-agreed escrow agent to secure the indemnification obligations of the holders and the Equity Interests and the Company. The Buyer shall immediately utilize the financials of both the Buyer and the Company along with its current relationships to implement a credit line sufficient to provide the current required working capital of the Company at the Closing, which shall be determined by the Parties based on historical levels and shall be set forth in the Definitive Agreement.

 The closing of the transaction is subject to customary conditions including satisfactory due diligence by the Buyer, and the execution of definitive agreements.

On April 30, 2020, a press release was issued announcing the signing of the letter of intent. A copy of the press release is furnished as Exhibit 99.1 to this report.

Section 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated April 30, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2020	By:	/s/ William Robinson
William Robinson
Chief Executive Officer and Director

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